Exhibit 17.2

                                                                      LooperReed
                                                                        & McGraw
                                                                       Attorneys


Donald R. Looper                             A Professional Corporation
D 713.986.7150                               1300 Post Oak Boulevard, Suite 2000
dlooper@lrmlaw.com                           Houston, Texas 77056
------------------
                                             V 713-986-7000
                                             F 713-986-7100
                                             www.irmlaw.com

                               June 21, 2006

Mr. Tom Swartz Mr.                               Richard J. Wrensen
Capital Alliance Income Trust                    Capital Alliance Income Trust
100 Pine, Suite 2450                             100 Pine, Suite 2450
San Francisco, California 94111                  San Francisco, California 94111

         RE: Resignation as a Director

Dear Tom and Rick:

         As you note from my e-mail correspondence with Bill Manierre, I am resigning as a Director in Capital Alliance Income Trust. I have expressed the reasons why I have concluded there to be cause for not renewing the Advisor's contracts. CAIT's lawyer does not agree with my interpretation of the law on whether the resolution should have been a corporate action.

         Therefore, I hereby resign as a Director of CAIT. I do so at this time so that the proxy being prepared can include a nomination for a replacement Director.

         I have truly enjoyed the past years in which I was able to serve as a Director and hope that I have been of some benefit.


                                                      Very truly yours,

                                                      /s/ Donald R. Looper
                                                      --------------------
                                                          Donald R. Looper


DRL/ljc

cc:    Mr. Harvey Blomberg
       Mr. Stanley C. Brooks